Exhibit 23.2

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Registration Statement on Form S-3 of our report dated March 2, 2009, except with respect to our opinion on the consolidated financial statements insofar as it relates to certain revisions made to previously filed financial statements discussed in Note 1, the effects of the change in the manner in which the Company accounts for noncontrolling interests in consolidated subsidiaries discussed in Note 3 and the presentation of additional guarantor subsidiaries discussed in Note 24, for which the date is January 27, 2010, relating to the financial statements, financial statement schedule and the effectiveness of internal control over financial reporting, which appears in The Manitowoc Company Inc’s Current Report on Form 8-K for the year ended December 31, 2008.  We also consent to the reference to us under the heading “Experts” in such Registration Statement.

/s/ PricewaterhouseCoopers LLP

Milwaukee, Wisconsin

January 27, 2010